Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a)/15d-14(a)

I, F. Scott Bauer, certify that:

(1)	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Southern Community Financial Corporation, a North Carolina bank holding company (the "registrant"); and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)